Exhibit 23.1
CONSENT OF INDEPENDENT APPRAISER
American Appraisal Associates, Inc. (“AAA”) hereby consents to the incorporation by reference of the summary of its conclusions of value in the Quarterly Report on SEC Form 10-Q of WESCO International, Inc. (“WESCO”) for the quarterly period ended September 30, 2006. Specifically, AAA consents to WESCO’s disclosure of AAA as its valuation expert and of AAA’s opinions of value of the trademarks, purchased customer relationships, non-compete agreements and a strategic supply agreement that were performed by AAA in connection with WESCO’s acquisitions of Carlton-Bates Company and Fastec Industrial Corp. and to the incorporation of such summaries by reference in Note 6 located on page 10 of WESCO’s SEC Form 10-Q for the quarterly period ended September 30, 2006 filing. In giving this consent AAA does not hereby admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or as an expert as defined by the rules and regulations of the Securities and Exchange Commission.
 /s/ T. Michael Rathburn
T. Michael Rathburn
Associate General Counsel
American Appraisal Associates, Inc.
Milwaukee, Wisconsin
November 9, 2006

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